Exhibit 99.1

      WALTER INDUSTRIES TO ACQUIRE MUELLER WATER PRODUCTS, INC. FOR $1.91
                                    BILLION

TAMPA, Fla., June 19 /PRNewswire-FirstCall/ -- Walter Industries, Inc. (NYSE:
WLT) announced today that it has entered into a definitive agreement to purchase Mueller Water Products, Inc. ("Mueller") a privately held, leading supplier of flow control products, for an aggregate value of approximately $1.91 billion. The consideration will consist of approximately $860 million in cash and the assumption of approximately $1.05 billion in Mueller debt, based on Mueller's balance sheet as of April 2, 2005, subject to adjustments as provided in the agreement. The acquisition complements the Company's U.S. Pipe subsidiary, creating a major water infrastructure and piping systems company with leading business positions, significant scale, and excellent prospects for growth.

The transaction is expected to be accretive by $0.20 to $0.24 per fully diluted share in the first full year after closing; further, the estimated earnings accretion excludes approximately $25 to $35 million of ongoing annual operating synergies that are expected to be achieved within 24 months of the businesses being combined. Upon closing, U.S. Pipe will, as a legal matter, become part of Mueller, creating a separate wholly-owned public reporting subsidiary that will have approximately $1.6 billion in revenues.

By establishing a separate reporting entity, the Company is creating a subsidiary with meaningful scale, increasing the Company's flexibility to pursue potential alternatives related to value creation at its other existing businesses. These include Jim Walter Resources, the Company's strong performing coal and natural gas unit. The Company recognizes the importance of capitalizing on opportunities to take advantage of robust coal market conditions at the best time and in the best manner to serve the interests of its shareholders.

As announced in February of this year, Don DeFosset, Chairman and CEO of Walter Industries plans to retire. He has agreed to remain as Chairman and CEO until his successor has joined the Company. DeFosset will lead the integration process and assist in a smooth transition of leadership.

"Today's announcement is another important milestone in our shareholder value creation program and a defining event in the development of our water systems business," DeFosset said. "We have been tracking Mueller's growth and compatibility with U.S. Pipe for some time, and we are excited to have the opportunity to bring these businesses together. The complementary fit of Mueller's water infrastructure and U.S. Pipe's water transmission business makes us ideal partners, well positioned to benefit from increased water infrastructure spending in North America." Dale B. Smith, Chief Executive Officer of Mueller, and Ray Torok, President of U.S. Pipe, will continue to be responsible for their respective businesses and will work together to achieve synergies under the leadership of DeFosset and his successor.

Thompson Dean, Chairman of Mueller and Managing Partner of DLJ Merchant Banking said, "We are extremely pleased at this outcome for the DLJ Merchant Banking funds as well as the opportunities that this transaction creates for Walter Industries and Mueller going forward."

Based in Decatur, Ill., Mueller is a leading North American full line supplier of water infrastructure and flow control products for use in water distribution networks, water and wastewater treatment facilities, gas distribution systems and piping systems. Its principal products are fire hydrants, water and gas valves, and a complete range of pipe fittings, coupling hangers and related products. Mueller has earned a solid reputation for high quality products, with respected brand names such as Mueller, James Jones, Hersey Meters, Henry Pratt and Anvil. For the twelve-month period ending April 2, 2005, Mueller reported annual sales, operating income, and net income of $1.1 billion, $138.1 million, and $33.8 million, respectively.

Please refer to Mueller's Annual Report on Form 10-K and Quarterly Reports on Forms 10-Q on file with the Securities and Exchange Commission for further business and financial information. Mueller reports quarterly under SEC regulations as a result of its publicly traded debt.

Transaction Conditions and Financing

The acquisition is expected to be completed in the third quarter of 2005, subject to customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, and the funding of the Company's committed financing. The requisite stockholders of Mueller, DLJ Merchant Banking Partners II, L.P. and its affiliated investment funds and Mueller's senior management have agreed to approve the merger.

The purchase price will be financed by new bank credit facilities arranged by affiliates of Banc of America Securities LLC and Morgan Stanley & Co. Incorporated, both of whom are advising Walter Industries in connection with the acquisition. Simpson Thacher & Bartlett LLP is acting as the Company's outside legal counsel in connection with the acquisition.

Financial Advisors Continue To Review Additional Opportunities

The Company also said it has been working with Banc of America Securities LLC and Morgan Stanley & Co. Incorporated to advise it regarding additional strategies to further maximize shareholder value. The Company said the timing and structure of any strategic action would be based upon the financial performance of its respective operating segments, market conditions, tax consequences and other considerations, all of which will be fully analyzed in order to determine the most appropriate time and means to deliver value to shareholders.

The Company will discuss the Mueller transaction on a conference call on Monday, June 20 at 8:30 a.m. ET/7:30 a.m. CT. The call will be web cast live and available in a "listen-only" mode from the Company's website http://www.walterind.com, where it will also be archived for 30 days. An investor presentation discussing the transaction will be available on our web site following the call. The presentation also will be archived for 30 days.

About Walter Industries

Walter Industries, Inc. is a diversified company with revenues of $1.5 billion, excluding Mueller. The Company is a leader in affordable homebuilding, related financing, and water transmission products, and is a significant producer of high-quality metallurgical coal for worldwide markets. Based in Tampa, Fla., the Company employs approximately 5,100 people. For more information about Walter Industries, please call Joe Troy, Senior Vice President-Financial Services at
(813) 871-4404, or visit the Company's web site at http://www.walterind.com.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among others, changes in customers' demand for the Company's products, changes in raw material, labor, equipment and transportation costs and availability, geologic and weather conditions, changes in extraction costs and pricing in the Company's mining operations, changes in customer orders, pricing actions by the Company's competitors, the collection of approximately $14 million of receivables associated with a working capital adjustment arising from the sale of a subsidiary in 2003, potential changes in the mortgage-backed capital market, and general changes in economic conditions. Those risks also include the closing of the Mueller transaction and the timing of and ability to execute on any strategic action that may be pursued. Risks associated with forward-looking statements are more fully described in the Company's filings with the Securities and Exchange Commission. The Company assumes no duty to update its outlook statements as of any future date.

SOURCE  Walter Industries, Inc.
    -0-                             06/19/2005
    /CONTACT: Joseph J. Troy of Walter Industries, Inc., +1-813-871-4404; or Ruth Pachman +1-212-521-4891, or Kimberly Kriger +1-212-521-4862, both of Kekst and Company for Walter Industries, Inc./
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